Exhibit 23.1

Consent of PricewaterhouseCoopers, independent accountants to Banco Bradesco S.A.

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-4 of Banco Bradesco S.A. and its subsidiaries of our report dated June 25, 2004 relating to the consolidated financial statements, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Very truly yours,

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes

São Paulo, Brazil

July 27, 2004